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                                                               Exhibit 23.3


                       Consent of Independent Auditors


The Board of Directors and Capital Subscribers
Mannesmann Mobilfunk GmbH:

We consent to incorporation by reference in the registration statements on Form S-8 of AirTouch Communications, Inc. relating to the AirTouch Communications, Inc. Retirement Plan (file no. 33-57083), AirTouch Communications, Inc.
Employee Stock Purchase Plan (file no. 33-57077), and AirTouch Communications, Inc. 1993 Long-Term Stock Incentive Plan (file no. 33-57081) of our report, dated February 27, 1995, relating to the balance sheets of Mannesmann Mobilfunk GmbH as of December 31, 1994 and 1993, and the related statements of income, capital subscribers' equity, and cash flows for the years ended December 31, 1994, 1993, 1992, which report appears in the December 31, 1994 annual report on Form 10-K of AirTouch Communications, Inc.

Dusseldorf, Germany, March 10, 1995

KPMG Deutsche Treuhand-Gesellschaft
Aktiengesellschaft
Wirtschaftsprufungsgesellschaft


/s/ Scheffler                                     /s/Haas
    Wirtschaftsprufer                                Wirtschaftsprufer